UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 2, 2007
VERICHIP CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
1690 SOUTH CONGRESS AVENUE, SUITE 200
DELRAY BEACH, FLORIDA 33445
(Address of principal executive offices)
561-805-8008
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)     On March 2, 2007, Daniel A. Gunther became the President and Chief Executive Officer of VeriChip Corporation’s (the “Company”) two wholly-owned subsidiaries, VeriChip Corporation, a Canadian corporation, and VeriChip Holdings Inc., a Canadian corporation (collectively, the “Canadian Subsidiaries”), leaving his position as the President of the Company.
(c)     On March 2, 2007, the Board of Directors of the Company appointed Scott R. Silverman, the Company’s Chairman and Chief Executive Officer, to also serve as Acting President of the Company.
     Mr. Silverman, 43, has served as the Company’s Chief Executive Officer since December 5, 2006, the Chairman of the Board of Directors since March 2003 and as a member of the Board of Directors since February 2002. He also served as the Company’s Chief Executive Officer from April 2003 to June 2004. He has served as the Chairman of the Board of Directors of Applied Digital Solutions, Inc., our parent company (“Applied Digital”), since March 2003, and served as Chief Executive Officer of Applied Digital from March 2003 to December 5, 2006, and as Acting President of Applied Digital from April 2005 to December 5, 2006. From March 2002 to March 2003, he served as Applied Digital’s President and as a member of its Board of Directors. From August 2001 to March 2002, he served as a special advisor to Applied Digital’s Board of Directors. Mr. Silverman has served as the chairman of the Board of Applied Digital’s wholly-owned subsidiary, InfoTech USA. Inc., since January 2006. He has also served as a director of Applied Digital’s majority-owned subsidiary, Digital Angel Corporation, since July 2003, and as Chairman of the Digital Angel Board of Directors since February 2004. Mr. Silverman is an attorney licensed to practice in New Jersey and Pennsylvania.
     Mr. Silverman has not been involved in any related party transactions with the Company for an amount that exceeds $120,000, has not received any grant or award in connection with his appointment as Acting President of the Company and has no familial relationships with any director or executive officer of the Company.
(e)     On March 2, 2007, the Company, with Compensation Committee of the Board of Directors approval, entered into an Amendment to Letter Agreement (the “Letter Agreement”) and Senior Management Incentive Compensation Plan (the “Plan”) with Mr. Gunther. The Letter Agreement governs compensation as a result of his appointment as President and Chief Executive Officer of the Canadian Subsidiaries. Under the Letter Agreement, Mr. Gunther received 50,000 shares of restricted stock and will receive a base salary of CAN$250,000 (less applicable taxes and withholdings) and an annual incentive with a target compensation of between $0 to CAN$500,000 that will be calculated based upon the achievement of annual and quarterly revenue and EBITDA targets pursuant to the Plan. In the event of termination for any reason other than due to a conviction of a felony or the inability to provide services to the Company as a result of a violation of any law, regulation and/or rule, Mr. Gunther is entitled to receive a payment equal to two (2) multiplied by the sum of (a) his then current base salary and (b) his average incentive compensation for the then previous three fiscal years, or the years 2005 and 2006 if termination occurs in 2007. The Letter Agreement is filed as Exhibit 10.1 to this Current Report, and the Plan is filed as Exhibit 10.2 to this Current Report.
     On March 2, 2007, the Company’s Compensation Committee of the Board of Directors approved the VeriChip Corporation Executive Management Change in Control Plan. The plan provides compensation due to a change in control, as such term is defined in the plan, to Messrs. Gunther, Caragol and Feder. Upon a change in control, Mr. Gunther and Mr. Caragol would each receive the sum of (i) his earned but unpaid base salary and bonus compensation as of the date of the change in control; plus (ii) 1.5 times his base salary; plus (iii) 1.5 times the average bonus received for the three full calendar years immediately prior to the change in control, or if the change in control occurs in 2007, the average of the bonus earned in 2006 and the pro rata portion of the total target bonus for 2007, or if the change in control occurs in 2008, the average of the bonuses earned in 2006 and 2007. Upon a change in control, Mr. Feder would receive the sum of his (i) earned but unpaid base salary and bonus compensation as of the date of the change in control; plus (ii) 1.0 times his base salary; plus (iii) 1.0 times the average bonus received for the three full calendar years immediately prior to the change in control, or if the change in control occurs in 2007, the average of the bonus earned in 2006 and the pro rata portion of the total target bonus for 2007, or if the change in control occurs in 2008, the average of the bonuses earned in 2006 and 2007. The plan provides for the amount received to increase on December 31, 2007 and on each December 31 thereafter until the multiplier of base salary and bonus compensation reaches 3 for Messrs. Gunther and Caragol and 1.5 for Mr. Feder. The plan also provides that any outstanding stock options, restricted stock or other incentive compensation awards held as of the date of the change in control become fully vested and exercisable as of such date, and, in the case of stock options, remain exercisable for the life of the option. Such compensation will be decreased by the amount of any compensation (salary or bonus) that is contractually guaranteed by an acquiror in a change in control transaction so long as the guaranteed compensation relates to an executive position that is of the same or increased level of responsibility and authority and at the same or higher salary and bonus levels as the executive position held at the time of implementation of this plan. The VeriChip Corporation Executive Management Change in Control Plan is filed as Exhibit 10.3 to this Current Report.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1	Amendment to Letter Agreement dated March 2, 2007 between VeriChip Corporation and Daniel A. Gunther

10.2	2007 Senior Management Incentive Compensation Plan for Daniel A. Gunther

10.3	VeriChip Corporation Executive Management Change in Control Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriChip Corporation
Date: March 8, 2007	/s/ William J. Caragol
William J. Caragol
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Letter Agreement dated March 2, 2007 between VeriChip Corporation and Daniel A. Gunther

10.2	2007 Senior Management Incentive Compensation Plan for Daniel A. Gunther

10.3	VeriChip Corporation Executive Management Change in Control Plan

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